EXHIBIT 3.3


                    CERTIFICATE OF AMENDMENT
                             TO THE
             RESTATED CERTIFICATE OF INCORPORATION


     Interstate Bakeries Corporation, a Delaware corporation (the
"Corporation"), does hereby certify as follows:

     FIRST: That the Board of Directors of the Corporation adopted resolutions by the Directors pursuant to Section 242(b)(I) of the Delaware General Corporation ("DGCL"), setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation as follows:

     BE IT RESOLVED, that, subject to the approval of the stockholders, ARTICLE FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

     Section 4.01.  Authorized Capital.
                    ------------------
     The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 121,000,000 shares, consisting of 120,000,000 shares of Common Stock of $.01 par value ("Common Stock") and 1,000,000 shares of Preferred Stock of $.01 par value ("Preferred Stock").

     SECOND: That the stockholders of the Corporation, at the Annual Meeting held on September 23, 1997 in accordance with Section 211(b) of DGCL, has approved this Certificate of Amendment.

     THIRD: That Notice of the Annual Meeting at which this Certificate of Amendment was approved was given to the stockholders of the Corporation pursuant to Section 222(b) of the DGCL on August 25, 1997.

     FOURTH: That this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, this Certificate of Amendment to the Restated Certificate of Incorporation has been executed by Charles A. Sullivan, Chairman and Chief Executive Officer of the Corporation and attested by Ray Sandy Sutton, Secretary of the Corporation on September 23, 1997.

                                        INTERSTATE BAKERIES CORPORATION

                                        By: /s/ Charles A. Sullivan
                                           ------------------------
                                        Name:  Charles A. Sullivan
                                        Title: Chairman of the Board and
                                               Chief Executive Officer

ATTEST:

By: /s/ Ray Sandy Sutton
   ---------------------
Name:  Ray Sandy Sutton
Title: Corporate Secretary